DEPARTMENT OF HEALTH AND HUMAN SERVICES

Food and Drug Administration
Silver Spring MD 20993

NDA 208564

DEFICIENCIES PRECLUDE DISCUSSION

TherapeuticsMD, Inc.
Attention: Valerie Ahmuty
Sr. Director, Regulatory Affairs
6800 Broken Sound Parkway NW
3rd Floor
Boca Raton, FL 33487

Dear Ms. Ahmuty:

Please refer to your New Drug Application (NDA) dated July 7, 2016, received July 7, 2016, submitted pursuant to section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (FDCA), for estradiol vaginal insert, 4, 10 and 25 mcg.

We also refer to our September 19, 2016 letter in which we notified you of our target date of April 9, 2017 for communicating labeling changes and/or postmarketing requirements/commitments in accordance with the "PDUFA Reauthorization Performance Goals And Procedures – Fiscal Years 2013 Through 2017."

As part of our ongoing review of your application, we have identified deficiencies that preclude discussion of labeling and postmarketing requirements/commitments at this time.

This notification does not reflect a final decision on the information under review.

If you have any questions, call Kim Shiley, R.N., B.S.N., Regulatory Project Manager, at [redacted]

Sincerely,

{See appended electronic signature page}

Shelley R. Slaughter, M.D., Ph.D.
Clinical Team Leader
Division of Bone, Reproductive, and Urologic Products
Office of Drug Evaluation III
Center for Drug Evaluation and Research

This is a representation of an electronic record that was signed electronically and this page is the manifestation of the electronic signature.

/s/

SHELLEY R SLAUGHTER
04/06/2017